UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OceanFreight Inc.
(Exact name of Issuer as specified in its charter)
Republic of the Marshall Islands	N/A
(State of incorporation or organization)	(IRS Employer Identification No.)

80 Kifissias Avenue Athens 15125, Greece
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class if to be registered
Common shares, par value $0.01 per share	The NASDAQ Stock Market, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: No. 333-141958 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereunder is common shares, $0.01 par value per share, of OceanFreight Inc. (the ‘‘Registrant’’). The description of capital stock set forth under the caption ‘‘Description of Capital Stock’’ in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (No. 333-141958), as filed with the Securities and Exchange Commission on April 9, 2007 and amended on April 18, 2007, is incorporated herein by reference.

Item 2.    Exhibits.

The following exhibits are filed as part of this Registration Statement:

No.	Exhibit
3.1	Amended and Restated Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
4.1	Form of Share Certificate of the Registrant*

*	Incorporated by reference to the Exhibit of the same number to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-141958).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 18, 2007	OCEANFREIGHT INC.
	By:	/s/ Savvas Georghiades
	Name:	Savvas Georghiades
	Title:	President, Treasurer and Secretary